Exhibit 99.1

Viad Corp Reports Results for the 2020 Fourth Quarter and Full Year

Financial Position Remains Solid

and Actions to Strengthen Business Continue

•	Total available liquidity was approximately $260 million as of December 31, 2020
•	Pursuit resumes its growth journey with two new attractions to open in 2021
•	GES continues to prepare for return of live events

PHOENIX, February 11, 2021 -- Viad Corp (NYSE: VVI), a leading provider of experiential leisure travel and face-to-face events and marketing experiences, today reported financial results for the 2020 fourth quarter and full year. The company continued its sharp focus on cash flow management, while making important progress on initiatives that will position the company for stronger results in 2021 and beyond.

Steve Moster, president and chief executive officer, commented, “Our industries have been some of the hardest hit by the COVID-19 pandemic, and I am extremely grateful for the tireless efforts of our team to help our company successfully navigate through this challenging period. Not only have we solidified our liquidity position and dramatically reduced our expenses, but we have also taken actions that will accelerate our recovery and position us for greater success on the other side.”

Regarding Pursuit, Moster commented, “At Pursuit, we maximized revenue and profits during the peak summer tourism season by catering to local and regional guests with diligent cost management down to the property level, and an unrelenting focus on guest experience. We also continued to push forward with some important growth projects, including our new Sky Lagoon attraction in Iceland and FlyOver Las Vegas, which are both on schedule to open this year.”

Regarding GES, Moster commented, “At GES, we brought expenses down to minimum essential levels while maintaining our strong client relationships and bolstering our corporate client roster. We also made important structural changes that have freed up capital, reduced our fixed costs, and positioned GES to flex up when revenue returns with a more variable cost structure and improved margins.”

Moster concluded, “As we begin 2021, our industries continue to feel the effects of the pandemic, with muted leisure travel and sparse live event activity. We are fortunate to have a strong liquidity position and we remain optimistic about the future for both of our businesses. We expect that leisure travel will lead the way in the travel sector’s post-pandemic recovery and Pursuit’s experiences in iconic locations are well-positioned to benefit from pent-up perennial demand. The recovery at GES will likely take longer to unfold, but live events are taking place in some locations and the level of bookings in the back half of 2021 is encouraging. Our clients remain eager to return to face-to-face events and we are ready to support them.”

Fourth Quarter and Full Year 2020 Results

Fourth quarter revenue was $27.9 million, down from $300.7 million in the 2019 fourth quarter, reflecting the impact of the COVID-19 pandemic on live events and leisure travel. Revenue from Pursuit

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was down approximately 58% from the 2019 fourth quarter, as Pursuit welcomed primarily regional and domestic long-haul visitors, while border closures and pandemic concerns constrained international travel. GES revenue was down approximately 93% from the 2019 fourth quarter, as GES supported clients primarily through virtual events and planning for future events, while face-to-face event activity remained at minimal levels. The fourth quarter net loss attributable to Viad was $50.5 million and our adjusted segment EBITDA* was negative $30.2 million.

Full year revenue was $415.4 million, down approximately 68% from $1.3 billion in 2019, with declines of approximately 66% at Pursuit and 69% at GES. The full year net loss attributable to Viad was $374.1 million, versus income of $22.0 million in 2019. The 2020 loss included non-cash impairment charges of $203.1 million, unfavorable tax matters of $25.5 million, restructuring and restructuring-related charges of $18.7 million primarily related to cost-reduction efforts across GES, and other non-recurring expenses of $6.7 million. Full year adjusted segment EBITDA* was negative $50.2 million, versus positive $152.7 million in 2019.

* Refer to Table 2 of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

Moster commented, “We entered 2020 with great momentum and posted revenue growth of 8.5% during the first two months of the year. When the pandemic hit, we quickly shifted gears in response to the abrupt revenue decline, and implemented sweeping cost reductions and enhanced safety measures across Viad that have helped us weather this unprecedented year. Importantly, we did so while continuing to advance our growth strategies with two new attractions set to open in the coming year, and delivering great hospitality and service to our guests and clients. While our full year financial performance looks nothing like we expected it would at the beginning of 2020, I am incredibly proud of what our team accomplished. In this upcoming year of recovery, I am confident that the strength, drive, creativity, and flexibility of our team will help us succeed.”

Liquidity and Capital Deployment

As of December 31, 2020, our total available liquidity was approximately $260 million, comprising approximately $40 million in unrestricted cash, approximately $175 million of available capacity on our revolving credit facility, and an additional $45 million available to us through a delayed draw commitment from Crestview Partners.

During the 2020 fourth quarter, our total available liquidity decreased by approximately $50 million. Our fourth quarter cash flow from operations was an outflow of approximately $38 million and our capital expenditures totaled $13.5 million, which included the development of Pursuit’s FlyOver Las Vegas attraction.

As of December 31, 2020, our debt totaled $296.4 million, primarily comprising approximately $267 million drawn on our $450 million revolving credit facility, which matures in October 2023. Our remaining debt balance at the end of 2020 primarily comprises financing lease obligations and a term loan at FlyOver Iceland.

Moster commented, “During the course of 2020, we have solidified our liquidity position and ended the year with net debt that was approximately $23 million lower than December 31, 2019. We accomplished this by securing a $135 million capital investment from Crestview Partners, raising $47 million through GES asset dispositions, delivering positive EBITDA across all Pursuit geographies during its peak season, and implementing aggressive cost reductions across the company. Those actions, combined with our credit facility covenant waiver period through September 2022 and the $45 million delayed draw

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commitment from Crestview, put us on solid financial footing heading into 2021 with the ability to selectively invest in high-return growth projects at Pursuit like FlyOver Las Vegas.”

Moster concluded, “In this challenging and uncertain environment, we remain committed to carefully managing our cash flows and being strong stewards of our capital to maximize shareholder value.”

Conference Call Details

Viad will host a conference call on Thursday, February 11, 2021, at 5:00 p.m. Eastern Time to review 2020 fourth quarter and full year results. To join the live call, please register at least 10 minutes before the start of the call using the following link: http://www.directeventreg.com/registration/event/4495424. After registering, an email confirmation will be sent that includes dial-in information as well as unique codes for entry into the live call. Registration will be open throughout the call. However, we recommend that you register a day in advance to ensure access for the full call.

A live audio webcast of the call will also be available in listen-only mode through the “Investors” section of our website. A replay of the webcast will be available on our website shortly after the call and, for a limited time, by calling (800) 585-8367 or (416) 621-4642 and entering the conference ID 4495424.

About Viad

Viad (NYSE: VVI) is a leading provider of experiential leisure travel and face-to-face events and marketing experiences that generates revenue and shareholder value through two businesses: Pursuit and GES. Pursuit is a collection of inspiring and unforgettable travel experiences in Alaska, Montana, the Canadian Rockies, Vancouver, and Reykjavik, as well as new experiences in development in Las Vegas and Toronto. Pursuit’s collection includes attractions, lodges and hotels, and sightseeing tours that connect guests with iconic places. GES is a global, full-service live events company offering a comprehensive range of services to the world's leading brands and event organizers. Our business strategy focuses on providing superior experiential services to our customers and sustainable returns on invested capital to our shareholders. Viad is an S&P SmallCap 600 company. For more information, visit www.viad.com.

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “may,” “expect,” “would,” “could,” “might,” “intend,” “plan,” “believe,” “estimate,” “anticipate,” “deliver,” “seek,” “aim,” “potential,” “target,” “outlook,” and similar expressions are intended to identify our forward-looking statements. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. These forward-looking statements are not historical facts and are subject to a host of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those in the forward-looking statements.

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Important factors that could cause actual results to differ materially from those described in our forward-looking statements include, but are not limited to, the following:

•	the impact of the COVID-19 pandemic on our financial condition, liquidity, and cash flow;
•	our ability to successfully integrate and achieve established financial and strategic goals from acquisitions;
•	general economic uncertainty in key global markets and a worsening of global economic conditions;
•	our dependence on large exhibition event clients;
•	the importance of key members of our account teams to our business relationships;
•	the competitive nature of the industries in which we operate;
•	travel industry disruptions;
•	unanticipated delays and cost overruns of our capital projects, and our ability to achieve established financial and strategic goals for such projects;
•	seasonality of our businesses;
•	transportation disruptions and increases in transportation costs;
•	natural disasters, weather conditions, and other catastrophic events;
•	our multi-employer pension plan funding obligations;
•	our exposure to labor cost increases and work stoppages related to unionized employees;
•	liabilities relating to prior and discontinued operations;
•	adverse effects of show rotation on our periodic results and operating margins;
•	our exposure to currency exchange rate fluctuations;
•	our exposure to cybersecurity attacks and threats;
•	compliance with laws governing the storage, collection, handling, and transfer of personal data and our exposure to legal claims and fines for data breaches or improper handling of such data;
•	the effects of the United Kingdom’s exit from the European Union; and
•	changes affecting the London Inter-bank Offered Rate.

For a more complete discussion of the risks and uncertainties that may affect our business or financial results, please see Item 1A, “Risk Factors,” of our most recent annual report on Form 10-K filed with the SEC and Item 1A, “Risk Factors,” of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this press release except as required by applicable law or regulation.

Contact

Carrie Long

Investor Relations

(602) 207-2681

ir@viad.com

# # #

VIAD CORP AND SUBSIDIARIES

TABLE ONE –QUARTERLY AND FULL YEAR RESULTS

(UNAUDITED)

	Three months ended December 31,				Year ended December 31,
($ in thousands, except per share data)	2020	2019	$ Change	% Change	2020	2019	$ Change	% Change
Revenue:
GES (Note A):
North America	$16,530	$220,340	$(203,810)	-92.5%	$288,921	$884,105	$(595,184)	-67.3%
EMEA	2,587	64,717	(62,130)	-96.0%	53,384	216,559	(163,175)	-75.3%
Intersegment eliminations	(422)	(6,010)	5,588	93.0%	(3,680)	(20,741)	17,061	82.3%
Total GES	18,695	279,047	(260,352)	-93.3%	338,625	1,079,923	(741,298)	-68.6%
Pursuit	9,208	21,694	(12,486)	-57.6%	76,810	222,813	(146,003)	-65.5%
Total revenue	$27,903	$300,741	$(272,838)	-90.7%	$415,435	$1,302,736	$(887,301)	-68.1%

Segment operating income (loss):
GES:
North America	$(28,252)	$5,024	$(33,276)	**	$(56,446)	$27,659	$(84,105)	**
EMEA	(6,195)	5,499	(11,694)	**	(17,451)	8,274	(25,725)	**
Total GES	(34,447)	10,523	(44,970)	**	(73,897)	35,933	(109,830)	**
Pursuit	(15,844)	(10,400)	(5,444)	-52.3%	(42,343)	54,310	(96,653)	**
Segment operating income (loss)	(50,291)	123	(50,414)	**	(116,240)	90,243	(206,483)	**
Corporate eliminations	17	18	(1)	-5.6%	65	67	(2)	-3.0%
Corporate activities (Note B)	(2,785)	(3,070)	285	9.3%	(8,687)	(10,865)	2,178	20.0%
Restructuring charges (Note C)	(1,070)	(1,535)	465	30.3%	(13,440)	(8,380)	(5,060)	-60.4%
Impairment charges (Note D)	—	(5,346)	5,346	-100.0%	(203,076)	(5,346)	(197,730)	**
Legal settlement (Note E)	—	—	—	**	—	(8,500)	8,500	-100.0%
Pension plan withdrawal (Note F)	—	(185)	185	-100.0%	(462)	(15,693)	15,231	97.1%
Other expense	(238)	(394)	156	39.6%	(1,132)	(1,586)	454	28.6%
Net interest expense (Note G)	(3,488)	(4,478)	990	22.1%	(17,887)	(13,830)	(4,057)	-29.3%
Income (loss) from continuing operations before income taxes	(57,855)	(14,867)	(42,988)	**	(360,859)	26,110	(386,969)	**
Income tax (expense) benefit (Note H)	6,208	8,355	(2,147)	-25.7%	(14,246)	(2,506)	(11,740)	**
Income (loss) from continuing operations	(51,647)	(6,512)	(45,135)	**	(375,105)	23,604	(398,709)	**
Loss from discontinued operations (Note I)	(25)	(113)	88	77.9%	(1,847)	(81)	(1,766)	**
Net income (loss)	(51,672)	(6,625)	(45,047)	**	(376,952)	23,523	(400,475)	**
Net (income) loss attributable to noncontrolling interest	740	1,020	(280)	-27.5%	1,376	(2,309)	3,685	**
Net loss attributable to redeemable noncontrolling interest	459	177	282	**	1,482	821	661	80.5%
Net income (loss) attributable to Viad	$(50,473)	$(5,428)	$(45,045)	**	$(374,094)	$22,035	$(396,129)	**

Amounts Attributable to Viad Common Stockholders:
Income (loss) from continuing operations	$(50,448)	$(5,315)	$(45,133)	**	$(372,247)	$22,116	$(394,363)	**
Loss from discontinued operations (Note I)	(25)	(113)	88	77.9%	(1,847)	(81)	(1,766)	**
Net income (loss)	$(50,473)	$(5,428)	$(45,045)	**	$(374,094)	$22,035	$(396,129)	**

Diluted income (loss) per common share:
Income (loss) from continuing operations attributable to Viad common shareholders	$(2.57)	$(0.30)	$(2.27)	**	$(18.55)	$1.02	$(19.57)	**
Loss from discontinued operations attributable to Viad common shareholders	(0.01)	(0.01)	—	0.0%	(0.09)	—	(0.09)	**
Net income (loss) attributable to Viad common shareholders	$(2.58)	$(0.31)	$(2.27)	**	$(18.64)	$1.02	$(19.66)	**

Basic income (loss) per common share:
Income (loss) from continuing operations attributable to Viad common shareholders	$(2.57)	$(0.30)	$(2.27)	**	$(18.55)	$1.02	$(19.57)	**
Loss from discontinued operations attributable to Viad common shareholders	(0.01)	(0.01)	—	0.0%	(0.09)	—	(0.09)	**
Net income (loss) attributable to Viad common shareholders	$(2.58)	$(0.31)	$(2.27)	**	$(18.64)	$1.02	$(19.66)	**

Common shares treated as outstanding for income (loss) per share calculations:
Weighted-average outstanding common shares	20,325	20,196	129	0.6%	20,279	20,146	133	0.7%
Weighted-average outstanding and potentially dilutive common shares	20,325	20,196	129	0.6%	20,279	20,284	(5)	0.0%

** Change is greater than +/- 100 percent

VIAD CORP AND SUBSIDIARIES

TABLE ONE – NOTES TO QUARTERLY AND FULL YEAR RESULTS

(UNAUDITED)

(A)

GES Revenue — We identified prior period errors related to the recognition of revenue of our Corporate Accounts’ third-party services. Revenue from these services should have been recorded on a net basis to reflect only the fees received for arranging these services. Whereas previously, we recorded this revenue on a gross basis, thus overstating revenue and cost of services by the same amount. As a result, GES' prior period revenue shown in this press release has been corrected to reflect this gross-to-net adjustment. We determined that the error is not material to the previously issued financial statements. The following table provides a reconciliation of previously reported revenue to the corrected figures for 2020 and 2019:

	2020			2019
	1st Quarter	2nd Quarter	3rd Quarter	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Full Year
Total GES revenue as previously reported	$292,485	$25,599	$14,257	$274,927	$346,870	$227,445	$299,640	$1,148,882
Gross to net correction for GES North America	(9,318)	(511)	(81)	(9,679)	(18,088)	(7,374)	(16,786)	(51,927)
Gross to net correction for GES EMEA	(2,032)	(285)	(184)	(2,893)	(7,727)	(2,605)	(3,807)	(17,032)
Total GES revenue as corrected	$281,135	$24,803	$13,992	$262,355	$321,055	$217,466	$279,047	$1,079,923
(B)

Corporate Activities — The decrease in corporate activities expense during the twelve months ended December 31, 2020 relative to 2019 was primarily due to lower headcount and lower performance-based compensation expense as we reduced our estimated performance achievement to zero as a result of COVID-19, and higher acquisition transaction-related costs in 2019, offset in part by fees and expenses related to the equity raise and credit facility amendment.

(C)

Restructuring Charges — Restructuring charges during 2020 and 2019 were primarily related to the elimination of positions and facility closures at GES, as well as charges related to the closure and liquidation of GES’ UK-based audio-visual services business during 2020. The 2019 actions arose in connection with our ongoing efforts to simplify and transform GES for greater profitability. In response to the COVID-19 pandemic in 2020, we accelerated our transformation and streamlining efforts at GES to significantly reduce costs and create a lower and more flexible cost structure focused on servicing our more profitable market segments. The 2020 charges also included amounts related to the elimination of positions at our corporate office in response to the pandemic.

(D)

Impairment Charges — During 2020, we recorded non-cash goodwill impairments of $185.8 million, a non-cash impairment charge to intangible assets of $15.7 million, and fixed asset impairment charges of $1.6 million. During 2019, we recorded asset impairment charges of $5.3 million related to our audio-visual production business in the United Kingdom.

(E)	Legal Settlement — During 2019, we recorded a charge to resolve a legal dispute at GES involving a former industry contractor.
(F)

Pension Plan Withdrawal — During 2019, we finalized the terms of a new collective-bargaining agreement with the Teamsters 727 union. The terms included a withdrawal from the under-funded Central States Pension Plan. Accordingly, we recorded a charge of $15.5 million, which represented the estimated present value of future contributions we will be required to make to the plan as a result of this withdrawal from the plan. Additionally, in 2020, we recorded $0.5 million related to the withdrawal from one of our multi-employer plans.

(G)

Net Interest Expense — The decrease in net interest expense for the three months ended December 31, 2020 was primarily due to the repayment of a portion of our outstanding revolver balance during the third quarter of 2020. The increase in net interest expense for the twelve months ended December 31, 2020 relative to 2019 was primarily due to higher debt balances during the first half of 2020.

(H)

Income Taxes — The effective rate was negative 4% for the twelve months ended December 31, 2020 and 10% for the twelve months ended December 31, 2019. The negative effective tax rate for the twelve months ended December 31, 2020 was due to no tax benefits being recorded in our U.S., United Kingdom, and other European jurisdictions as a result of recording a valuation allowance during the second quarter of 2020 against our net deferred tax assets in these jurisdictions due to our belief that it is more likely than not that we will be unable to realize the tax benefits from our current year losses in these jurisdictions. The 10% effective rate for the twelve months ended December 31, 2019 was low primarily due a $4.5 million benefit resulting from the remeasurement of our Alberta deferred tax assets due to a statutory rate reduction.

(I)

Income (Loss) from Discontinued Operations — Loss from discontinued operations during the three and twelve months ended December 31, 2020 was primarily due to a settlement and legal expenses related to previously sold operations. Loss from discontinued operations for the three and twelve months ended December 31, 2019 was primarily related to legal expenses, offset in part by a favorable legal settlement related to previously sold operations.

VIAD CORP AND SUBSIDIARIES

TABLE ONE – NOTES TO QUARTERLY AND FULL YEAR RESULTS (CONTINUED)

(UNAUDITED)

	Three months ended December 31,				Year ended December 31,
($ in thousands, except per share data)	2020	2019	$ Change	% Change	2020	2019	$ Change	% Change
Net income (loss) attributable to Viad	$(50,473)	$(5,428)	$(45,045)	**	$(374,094)	$22,035	$(396,129)	**
Less: Allocation to nonvested shares	—	—	—	**	—	(156)	156	-100.0%
Convertible preferred stock dividends paid-in-kind[1]	(1,872)	—	(1,872)	**	(3,006)	—	(3,006)	**
Adjustment to the redemption value of redeemable noncontrolling interest	—	(788)	788	-100.0%	(926)	(1,318)	392	29.7%
Net income (loss) allocated to Viad common shareholders	$(52,345)	$(6,216)	$(46,129)	**	$(378,026)	$20,561	$(398,587)	**

Weighted-average outstanding common shares[1]	20,325	20,196	129	0.6%	20,279	20,146	133	0.7%

Basic income (loss) per common share attributable to Viad common shareholders	$(2.58)	$(0.31)	$(2.27)	**	$(18.64)	$1.02	$(19.66)	**
1

When calculating basic income (loss) per share, dividends paid-in-kind on convertible preferred stock are deducted from the reported net income (loss) for the period and there is no adjustment to the number of common shares outstanding to reflect the potential future conversion of the outstanding preferred shares.  When calculating diluted net income (loss) per share, the outstanding preferred shares at the beginning of the period (expressed in common shares as if converted) are added to the common shares outstanding and the dividends paid-in-kind are not deducted from net income (loss); however, the diluted net loss per share cannot be less than the basic net loss per share. The following table shows the outstanding preferred stock expressed in common shares as if converted:

	Three months ended December 31,		Year ended December 31,
Convertible preferred stock as if converted (in thousands):	2020	2019	2020	2019
Beginning of the period	6,406	—	—	—
New shares issued	—	—	6,353	—
Dividends paid in kind	88	—	141	—
End of the period	6,494	—	6,494	—

** Change is greater than +/- 100 percent

VIAD CORP AND SUBSIDIARIES

TABLE TWO – NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

IMPORTANT DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES

This document includes the presentation of “Income/(Loss) Before Other Items”, “Adjusted EBITDA”, “Adjusted Segment EBITDA” and “Adjusted Segment Operating Income/(Loss)”, which are supplemental to results presented under accounting principles generally accepted in the United States of America (“GAAP”) and may not be comparable to similarly titled measures presented by other companies. These non-GAAP measures are utilized by management to facilitate period-to-period comparisons and analysis of Viad’s operating performance and should be considered in addition to, but not as substitutes for, other similar measures reported in accordance with GAAP. The use of these non-GAAP financial measures is limited, compared to the GAAP measure of net income attributable to Viad, because they do not consider a variety of items affecting Viad’s consolidated financial performance as reconciled below. Because these non-GAAP measures do not consider all items affecting Viad’s consolidated financial performance, a user of Viad’s financial information should consider net income attributable to Viad as an important measure of financial performance because it provides a more complete measure of the Company’s performance.

Income/(Loss) Before Other Items and Adjusted Segment Operating Income/(Loss) are considered useful operating metrics, in addition to net income attributable to Viad, as potential variations arising from non-operational expenses/income are eliminated, thus resulting in additional measures considered to be indicative of Viad’s performance. Management believes that the presentation of Adjusted EBITDA and Adjusted Segment EBITDA provide useful information to investors regarding Viad’s results of operations for trending, analyzing and benchmarking the performance and value of Viad’s business. Management also believes that the presentation of Adjusted Segment EBITDA for acquisitions and other major capital projects enables investors to assess how effectively management is investing capital into major corporate development projects, both from a valuation and return perspective.

	Three months ended December 31,				Year ended December 31,
($ in thousands)	2020	2019	$ Change	% Change	2020	2019	$ Change	% Change
Income (loss) before other items:
Net income (loss) attributable to Viad	$(50,473)	$(5,428)	$(45,045)	**	$(374,094)	$22,035	$(396,129)	**
Loss from discontinued operations attributable to Viad	25	113	(88)	-77.9%	1,847	81	1,766	**
Income (loss) from continuing operations attributable to Viad	(50,448)	(5,315)	(45,133)	**	(372,247)	22,116	(394,363)	**
Restructuring charges, pre-tax	1,070	1,535	(465)	-30.3%	13,440	8,380	5,060	60.4%
Impairment charges, pre-tax	—	5,346	(5,346)	-100.0%	203,076	5,346	197,730	**
Legal settlement, pre-tax	—	—	—	**	—	8,500	(8,500)	-100.0%
Pension plan withdrawal, pre-tax	—	185	(185)	-100.0%	462	15,693	(15,231)	-97.1%
Restructuring related inventory write-off, pre-tax	5,300	—	5,300	**	5,300	—	5,300	**
Acquisition-related costs and other non-recurring expenses, pre-tax (Note A)	1,398	2,089	(691)	-33.1%	6,188	5,600	588	10.5%
Tax benefit on above items	(134)	(2,022)	1,888	93.4%	(256)	(10,540)	10,284	97.6%
(Favorable) unfavorable tax matters	—	(2,066)	2,066	-100.0%	25,500	(4,171)	29,671	**
Net loss attributable to FlyOver Iceland noncontrolling interest	—	—	—	**	—	(518)	518	-100.0%
Income (loss) before other items	$(42,814)	$(248)	$(42,566)	**	$(118,537)	$50,406	$(168,943)	**

(per diluted share)
Income (loss) before other items:
Net income (loss) attributable to Viad	$(2.58)	$(0.31)	$(2.27)	**	$(18.64)	$1.02	$(19.66)	**
Loss from discontinued operations attributable to Viad	0.01	0.01	—	0.0%	0.09	—	0.09	**
Income (loss) from continuing operations attributable to Viad	(2.57)	(0.30)	(2.27)	**	(18.55)	1.02	(19.57)	**
Restructuring charges, pre-tax	0.05	0.08	(0.03)	-37.5%	0.66	0.41	0.25	61.0%
Impairment charges, pre-tax	—	0.26	(0.26)	-100.0%	10.01	0.26	9.75	**
Legal settlement, pre-tax	—	—	—	**	—	0.42	(0.42)	-100.0%
Pension plan withdrawal, pre-tax	—	0.01	(0.01)	-100.0%	0.02	0.77	(0.75)	-97.4%
Restructuring related inventory write-off, pre-tax	0.26	—	0.26	**	0.26	—	0.26	**
Acquisition-related costs and other non-recurring expenses, pre-tax (Note A)	0.07	0.10	(0.03)	-30.0%	0.31	0.28	0.03	10.7%
Tax benefit on above items	(0.01)	(0.10)	0.09	90.0%	(0.01)	(0.50)	0.49	98.0%
(Favorable) unfavorable tax matters	—	(0.10)	0.10	-100.0%	1.26	(0.21)	1.47	**
Equity related adjustments (Note B)	0.09	0.04	0.05	**	0.19	0.06	0.13	**
Net loss attributable to FlyOver Iceland noncontrolling interest	—	—	—	**	—	(0.03)	0.03	-100.0%
Income (loss) before other items	$(2.11)	$(0.01)	$(2.10)	**	$(5.85)	$2.48	$(8.33)	**

($ in thousands)
Adjusted EBITDA:
Net income (loss) attributable to Viad	$(50,473)	$(5,428)	$(45,045)	**	$(374,094)	$22,035	$(396,129)	**
Loss from discontinued operations attributable to Viad	25	113	(88)	-77.9%	1,847	81	1,766	**
Impairment charges, pre-tax	—	5,346	(5,346)	-100.0%	203,076	5,346	197,730	**
Interest expense	3,452	4,587	(1,135)	-24.7%	18,164	14,199	3,965	27.9%
Income tax expense (benefit)	(6,208)	(8,355)	2,147	25.7%	14,246	2,506	11,740	**
Depreciation and amortization	13,514	14,903	(1,389)	-9.3%	56,565	58,964	(2,399)	-4.1%
Other noncontrolling interest	(762)	(568)	(194)	-34.2%	(3,638)	(2,654)	(984)	-37.1%
Adjusted EBITDA	$(40,452)	$10,598	$(51,050)	**	$(83,834)	$100,477	$(184,311)	**

VIAD CORP AND SUBSIDIARIES

TABLE TWO – NON-GAAP FINANCIAL MEASURES (CONTINUED)

(UNAUDITED)

(A)	Acquisition-related costs and other non-recurring expenses include:
	Three months ended December 31,				Year ended December 31,
	2020	2019	$ Change	% Change	2020	2019	$ Change	% Change
Acquisition integration costs - Pursuit[1]	$—	$752	$(752)	-100.0%	$62	$1,020	$(958)	-93.9%
Acquisition transaction-related costs - Pursuit[1]	—	71	(71)	-100.0%	—	425	(425)	-100.0%
Acquisition transaction-related costs - Corporate[2]	11	532	(521)	-97.9%	194	1,879	(1,685)	-89.7%
Attraction start-up costs[1,3]	1,298	734	564	76.8%	4,162	2,276	1,886	82.9%
Other non-recurring expenses[4]	89	—	89	**	1,770	—	1,770	**
Acquisition-related and other non-recurring expenses, pre-tax	$1,398	$2,089	$(691)	-33.1%	$6,188	$5,600	$588	10.5%

1 Included in segment operating income (loss)

2 Included in corporate activities

3 Includes costs related to the development of Pursuit's new FlyOver attractions in Iceland, Las Vegas, and Toronto and the Sky Lagoon in Iceland.

4 Includes advisory fees related to Viad’s capital raise and credit facility amendment in response to the COVID-19 pandemic.

(B)	Equity related adjustments include convertible preferred stock dividends and an adjustment to the redemption value of redeemable noncontrolling interest.

** Change is greater than +/- 100 percent

VIAD CORP AND SUBSIDIARIES

TABLE TWO – NON-GAAP FINANCIAL MEASURES (CONTINUED)

(UNAUDITED)

Organic - The term “organic” is used within this document to refer to results without the impact of exchange rate variances and acquisitions, if any, until such acquisitions are included in the entirety of both comparable periods. The impact of exchange rate variances (or “FX Impact”) is calculated as the difference between current period activity translated at the current period’s exchange rates and the comparable prior period’s exchange rates. Management believes that the presentation of “organic” results permits investors to better understand Viad’s performance without the effects of exchange rate variances or acquisitions.

	Three months ended December 31, 2020				Three months ended December 31, 2019
($ in thousands)	As Reported	Acquisitions (Note A)	FX Impact	Organic	As Reported	Acquisitions (Note A)	Organic
Viad Consolidated:
Revenue	$27,903	—	$151	$27,752	$300,741	$—	$300,741
Net loss attributable to Viad	$(50,473)				$(5,428)
Net loss attributable to noncontrolling interest	(740)				(1,020)
Net loss attributable to redeemable noncontrolling interest	(459)				(177)
Loss from discontinued operations	25				113
Income tax benefit	(6,208)				(8,355)
Net interest expense	3,488				4,478
Other expense	238				394
Pension plan withdrawal	—				185
Impairment charges	—				5,346
Restructuring charges	1,070				1,535
Corporate activities expense	2,785				3,070
Corporate eliminations	(17)				(18)
Segment operating income (loss)	$(50,291)	$—	$(309)	$(49,982)	$123	$—	$123
Attraction start-up costs (B)	1,298	—	—	1,298	734	—	734
Integration costs	—	—	—	—	752	—	752
Acquisition transaction-related costs	—	—	—	—	71	—	71
Restructuring related inventory write-off (C)	5,300	—	—	5,300	—	—	—
Adjusted segment operating income (loss)	(43,693)	—	(309)	(43,384)	1,680	—	1,680
Segment depreciation	11,328	—	46	11,282	11,545	—	11,545
Segment amortization	2,173	—	(3)	2,176	3,302	—	3,302
Adjusted segment EBITDA	$(30,192)	$—	$(266)	$(29,926)	$16,527	$—	$16,527
Adjusted segment operating margin	**		**	**	0.6%		0.6%
Adjusted segment EBITDA margin	**		**	**	5.5%		5.5%

GES:
Revenue	$18,695	$—	$88	$18,607	$279,047	$—	$279,047
Segment operating income (loss)	$(34,447)	$—	$(254)	$(34,193)	$10,523	$—	$10,523
Restructuring related inventory write-off (C)	5,300	—	—	5,300	—	—	—
Adjusted segment operating income (loss)	(29,147)	—	(254)	(28,893)	10,523	—	10,523
Depreciation	4,956	—	23	4,933	6,036	—	6,036
Amortization	1,353	—	3	1,350	2,514	—	2,514
Adjusted segment EBITDA	$(22,838)	$—	$(228)	$(22,610)	$19,073	$—	$19,073
Adjusted segment operating margin	**		**	**	3.8%		3.8%
Adjusted segment EBITDA margin	**		**	**	6.8%		6.8%

GES North America:
Revenue	$16,530	$—	$8	$16,522	$220,340	$—	$220,340
Segment operating income (loss)	$(28,252)	$—	$(12)	$(28,240)	$5,024	$—	$5,024
Restructuring related inventory write-off (C)	5,300	—	—	5,300	—	—	—
Adjusted segment operating income (loss)	(22,952)	—	(12)	(22,940)	5,024	—	5,024
Depreciation	4,225	—	3	4,222	4,704	—	4,704
Amortization	1,261	—	—	1,261	2,238	—	2,238
Adjusted segment EBITDA	$(17,466)	$—	$(9)	$(17,457)	$11,966	$—	$11,966
Adjusted segment operating margin	**		**	**	2.3%		2.3%
Adjusted segment EBITDA margin	**		**	**	5.4%		5.4%

VIAD CORP AND SUBSIDIARIES

TABLE TWO – NON-GAAP FINANCIAL MEASURES (CONTINUED)

(UNAUDITED)

	Three months ended December 31, 2020				Three months ended December 31, 2019
($ in thousands)	As Reported	Acquisitions (Note A)	FX Impact	Organic	As Reported	Acquisitions (Note A)	Organic
GES EMEA:
Revenue	$2,587	$—	$80	$2,507	$64,717	$—	$64,717
Segment operating income (loss)	$(6,195)	$—	$(242)	$(5,953)	$5,499	$—	$5,499
Adjusted segment operating income (loss)	(6,195)	—	(242)	(5,953)	5,499	—	5,499
Depreciation	731	—	20	711	1,332	—	1,332
Amortization	92	—	3	89	276	—	276
Adjusted segment EBITDA	$(5,372)	$—	$(219)	$(5,153)	$7,107	$—	$7,107
Adjusted segment operating margin	**		**	**	8.5%		8.5%
Adjusted segment EBITDA margin	**		**	**	11.0%		11.0%

Pursuit:
Revenue	$9,208	—	$63	$9,145	$21,694	—	$21,694
Segment operating loss	$(15,844)	$—	$(55)	$(15,789)	$(10,400)	$—	$(10,400)
Integration costs	—	—	—	—	752	—	752
Acquisition transaction-related costs	—	—	—	—	71	—	71
Attraction start-up costs (B)	1,298	—	—	1,298	734	—	734
Adjusted segment operating loss	(14,546)	—	(55)	(14,491)	(8,843)	—	(8,843)
Depreciation	6,372	—	23	6,349	5,509	—	5,509
Amortization	820	—	(6)	826	788	—	788
Adjusted segment EBITDA	$(7,354)	$—	$(38)	$(7,316)	$(2,546)	$—	$(2,546)
Adjusted segment operating margin	**		-87.3%	**	-40.8%		-40.8%
Adjusted segment EBITDA margin	-79.9%		-60.3%	-80.0%	-11.7%		-11.7%

(A)	No acquisitions were completed during the three months ended December 31, 2020 or December 31, 2019.
(B)	Includes costs related to the development of Pursuit's new FlyOver attractions in Las Vegas and Toronto, and the Sky Lagoon in Iceland.
(C)	Includes inventory write-offs at GES in connection with transitioning to an outsourced model for trade show aisle carpet.

VIAD CORP AND SUBSIDIARIES

TABLE TWO – NON-GAAP FINANCIAL MEASURES (CONTINUED)

(UNAUDITED)

	Year ended December 31, 2020				Year ended December 31, 2019
($ in thousands)	As Reported	Acquisitions (Note A)	FX Impact	Organic	As Reported	Acquisitions (Note A)	Organic
Viad Consolidated:
Revenue	$415,435	17,037	$(1,312)	$399,710	$1,302,736	19,874	$1,282,862
Net income (loss) attributable to Viad	$(374,094)				$22,035
Net income (loss) attributable to noncontrolling interest	(1,376)				2,309
Net loss attributable to redeemable noncontrolling interest	(1,482)				(821)
Loss from discontinued operations	1,847				81
Income tax expense	14,246				2,506
Net interest expense	17,887				13,830
Other expense	1,132				1,586
Legal settlement	—				8,500
Pension plan withdrawal	462				15,693
Impairment charges	203,076				5,346
Restructuring charges	13,440				8,380
Corporate activities expense	8,687				10,865
Corporate eliminations	(65)				(67)
Segment operating income (loss)	$(116,240)	$719	$(285)	$(116,674)	$90,243	$5,693	$84,550
Attraction start-up costs (B)	4,162	—	—	4,162	2,276	—	2,276
Integration costs	62	62	—	—	1,020	1,020	—
Acquisition transaction-related costs	—	—	—	—	425	—	425
Restructuring related inventory write-off (C)	5,300	—	—	5,300	—	—	—
Adjusted segment operating income (loss)	(106,716)	781	(285)	(107,212)	93,964	6,713	87,251
Segment depreciation	46,369	3,859	(135)	42,645	45,354	2,102	43,252
Segment amortization	10,099	1,141	(55)	9,013	13,381	662	12,719
Adjusted Segment EBITDA	$(50,248)	$5,781	$(475)	$(55,554)	$152,699	$9,477	$143,222
Adjusted segment operating margin	-25.7%	4.6%	21.7%	-26.8%	7.2%	33.8%	6.8%
Adjusted segment EBITDA margin	-12.1%	33.9%	36.2%	-13.9%	11.7%	47.7%	11.2%

GES:
Revenue	$338,625	$—	$(1,033)	$339,658	$1,079,923	$—	$1,079,923
Segment operating income (loss)	$(73,897)	$—	$(608)	$(73,289)	$35,933	$—	$35,933
Restructuring related inventory write-off (C)	5,300	—	—	5,300	—	—	—
Adjusted segment operating income (loss)	(68,597)	—	(608)	(67,989)	35,933	—	35,933
Depreciation	21,609	—	11	21,598	24,946	—	24,946
Amortization	6,465	—	1	6,464	10,635	—	10,635
Adjusted Segment EBITDA	$(40,523)	$—	$(596)	$(39,927)	$71,514	$—	$71,514
Adjusted segment operating margin	-20.3%		58.9%	-20.0%	3.3%		3.3%
Adjusted segment EBITDA margin	-12.0%		57.7%	-11.8%	6.6%		6.6%

GES North America:
Revenue	$288,921	$—	$(358)	$289,279	$884,105	$—	$884,105
Segment operating income (loss)	$(56,446)	$—	$(31)	$(56,415)	$27,659	$—	$27,659
Restructuring related inventory write-off (C)	5,300	—	—	5,300	—	—	—
Adjusted segment operating income (loss)	(51,146)	—	(31)	(51,115)	27,659	—	27,659
Depreciation	17,937	—	(11)	17,948	19,759	—	19,759
Amortization	6,083	—	—	6,083	9,563	—	9,563
Adjusted Segment EBITDA	$(27,126)	$—	(42)	$(27,084)	$56,981	$—	$56,981
Adjusted segment operating margin	-17.7%		8.7%	-17.7%	3.1%		3.1%
Adjusted segment EBITDA margin	-9.4%		11.7%	-9.4%	6.4%		6.4%

VIAD CORP AND SUBSIDIARIES

TABLE TWO – NON-GAAP FINANCIAL MEASURES (CONTINUED)

(UNAUDITED)

	Year ended December 31, 2020				Year ended December 31, 2019
($ in thousands)	As Reported	Acquisitions (Note A)	FX Impact	Organic	As Reported	Acquisitions (Note A)	Organic
GES EMEA:
Revenue	$53,384	$—	$(675)	$54,059	$216,559	$—	$216,559
Segment operating income (loss)	$(17,451)	$—	$(577)	$(16,874)	$8,274	$—	$8,274
Adjusted segment operating income (loss)	(17,451)	—	(577)	(16,874)	8,274	—	8,274
Depreciation	3,672	—	22	3,650	5,187	—	5,187
Amortization	382	—	1	381	1,072	—	1,072
Adjusted Segment EBITDA	$(13,397)	$—	$(554)	$(12,843)	$14,533	$—	$14,533
Adjusted segment operating margin	-32.7%		85.5%	-31.2%	3.8%		3.8%
Adjusted segment EBITDA margin	-25.1%		82.1%	-23.8%	6.7%		6.7%

Pursuit:
Revenue	$76,810	$17,037	$(279)	$60,052	$222,813	19,874	$202,939
Segment operating income (loss)	$(42,343)	$719	$323	$(43,385)	$54,310	$5,693	$48,617
Integration costs	62	62	—	—	1,020	1,020	—
Acquisition transaction-related costs	—	—	—	—	425	—	425
Attraction start-up costs (B)	4,162	—	—	4,162	2,276	—	2,276
Adjusted segment operating income (loss)	(38,119)	781	323	(39,223)	58,031	6,713	51,318
Depreciation	24,760	3,859	(146)	21,047	20,408	2,102	18,306
Amortization	3,634	1,141	(56)	2,549	2,746	662	2,084
Adjusted Segment EBITDA	$(9,725)	$5,781	$121	$(15,627)	$81,185	9,477	$71,708
Adjusted segment operating margin	-49.6%	4.6%	**	-65.3%	26.0%	33.8%	25.3%
Adjusted segment EBITDA margin	-12.7%	33.9%	-43.4%	-26.0%	36.4%	47.7%	35.3%

(A)	Acquisitions include Mountain Park Lodges (acquired June 2019) and Belton Chalet (acquired May 2019) for Pursuit.
(B)	Includes costs related to the development of Pursuit's new FlyOver attractions in Iceland, Las Vegas, and Toronto and the Sky Lagoon in Iceland.
(C)	Includes inventory write-offs at GES in connection with transitioning to an outsourced model for trade show aisle carpet.